EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 2, 1998 included in Serologicals Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 and to all references to our Firm included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Atlanta, Georgia
July 10, 1998